EXHIBIT 10.1

               SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

         THIS SENIOR SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of January 20, 2006 by and between Ovation Products Corporation, a Delaware corporation (the "Company"), and Andlinger & Company, Inc., a Delaware corporation (the "Purchaser").

                                   WITNESSETH:

         WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser, desires to purchase from the Company, a Senior Secured Convertible Promissory Note of the Company in the principal face amount of $1,500,000 in the form attached hereto as Exhibit A (the "Note"); and

         WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings.

         "Action" has the meaning set forth in Section 5(m).

         "Agreement" has the meaning set forth in the Preamble.

         "Affiliate" of a Person shall mean (i) with respect to a Person, any member of such Person's family (including any child, step child, parent, step parent, spouse, sibling, mother in law, father in law, son in law, daughter in law, brother in law or sister in law); (ii) with respect to an entity, any officer, director, general partner or any Affiliate of such person; and (iii) with respect to a Person or entity, any Person or entity which directly or indirectly controls, is controlled by, or is under common control with such Person or entity.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York or the New York Stock Exchange are permitted or required by any applicable law to close.

         "Closing" has the meaning set forth in Section 3.

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         "Closing Date" has the meaning set forth in Section 3.

         "Collateral Material Adverse Effect" means a material adverse impact on the Collateral (as such term is defined in the Security Agreement) or on the Purchaser's ability to enforce its rights therein.

         "Commission" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" means the common stock, $0.01 par value per share, of the Company.

         "Company" has the meaning set forth in the Preamble.

         "Company Copyrights" has the meaning set forth in Section 5(j).

         "Company Intellectual Property" has the meaning set forth in
Section 5(j)

         "Company Marks" has the meaning set forth in Section 5(j).

         "Company Patents" has the meaning set forth in Section 5(j).

         "Company's Knowledge" means the actual knowledge of William Zebuhr, Robert MacDonald, William Lockwood and Fred Becker after reasonable inquiry.

         "Company Subsidiary" means a Subsidiary of the Company.

         "Company Stock Option Plans" means collectively, the Company's 1999 Stock Option Plan and any other future equity incentive plans of the Company with similar objectives which shall be duly authorized and adopted by the board of directors and, if required under applicable law, rule or regulation of any government entity or self regulatory organizations by the shareholders of the Company.

         "Company Underwriter" has the meaning set forth in Section 8(e).

         "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

         "Conversion Date" has the meaning set forth in Section 8(a).

         "Copyrights" has the meaning set forth in Section 5(j).

         "Disclosure Documents" has the meaning set forth in Section 5(g).

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         "Environmental Laws" has the meaning set forth in Section 5(p).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Evaluation Date" has the meaning set forth in Section 5(w).

         "GAAP" means U.S. generally accepted accounting principles.

         "Governmental Authority" has the meaning set forth in Section 5(n).

         "Incidental Registration" has the meaning set forth in Section 8(e).

         "Lien" means any interest in an asset or encumbrance thereon of any kind held by any person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances.

         "Losses" has the meaning set forth in Section 9(b)(i).

         "Marks" has the meaning set forth in Section 5(j).

         "Maturity Date" has the meaning set forth in Section 8(a).

         "Note Shares" has the meaning set forth in Section 4.

         "Patents" has the meaning set forth in Section 5(j).

         "Permits" has the meaning set forth in Section 5(n).

         "Permitted Liens" means (a) Liens existing on the date hereof, (b) Liens held by the Purchaser to secure the Obligations (as such term is defined in the Security Agreement), (c) Liens for unpaid taxes, assessments, or other governmental charges or levies that are not yet delinquent, (d) judgment Liens which could not reasonably be expected to result in a Collateral Material Adverse Effect, (e) the interests of lessors under operating leases, (f) purchase money Liens and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers or suppliers, incurred in the ordinary course of the Company's business and not in connection with the borrowing of money, and which Liens are for sums not yet delinquent, (h) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (k) non-exclusive licenses or sublicenses granted to other Persons for fair market value consideration in the ordinary course of business and not materially interfering with the conduct of the Company's business.

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         "Person" means an individual, corporation, partnership, association, trust, any unincorporated organization or any other entity.

         "Purchase Price" has the meaning set forth in Section 2.

         "Purchaser" has the meaning set forth in the Preamble.

         "Purchaser Indemnified Parties" has the meaning set forth in Section 9(b)(i).

         "Registrable Securities" means the Note Shares. Notwithstanding the foregoing, Registrable Securities will cease to be Registrable Securities, when
(i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by the Purchaser may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Purchaser, each in their reasonable judgment (it being agreed that Brown Rudnick Berlack Israels LLP shall be satisfactory), without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act or (iii) such Registrable Securities have been sold to the public pursuant to Rule 144 under the Securities Act.

         "Registration Expenses" means all expenses arising from or incident to the Company's performance of, or compliance with, Section 8(e) of this Agreement, including, without limitation, (i) Commission, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of any Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification), and (v) any liability insurance or other premiums for insurance obtained by the Company in connection with any Incidental Registration pursuant to the terms of Section 8(e) of this Agreement (it being agreed that the Company is under no obligation to purchase such insurance), regardless of whether such Registration Statement is declared effective.

         "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

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         "Sale of the Company" shall mean (a) a merger or consolidation in which
(i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary); (c) the exclusive license (whether in one transaction or a series of related transactions) with a term of at least five years covering all or substantially all of the Company
Intellectual Property and covering all or substantially all reasonably foreseeable fields of use of such Company Intellectual Property; or (d) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Security Agreement" has the meaning set forth in Section 5(b).

         "Security Agreements" has the meaning set forth in Section 5(b).

         "Subordination Agreement" has the meaning set forth in Section 5(b).

         "Subsidiary" of a Person means any corporation more than fifty percent (50%) of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity more than fifty percent (50%) of whose total equity interest, is directly or indirectly owned by such Person.

         "Third Party Rights" has the meaning set forth in Section 5(j)(iii).

         "Trade Secrets" has the meaning set forth in Section 5(j)(viii).

         "Transaction Documents" has the meaning set forth in Section 5(b).

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         "WMS" means WMS Enterprises, Inc., WMS Family I LLC, and any Subsidiary
or Affiliate thereof.

         SECTION 2. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as such term is defined in Section 3), and the Company agrees to issue and sell to the Purchaser at the Closing, the Note for the purchase price of $1,500,000 (the "Purchase Price").

         SECTION 3. Closing. The purchase and sale of the Note pursuant to
Section 2 (the "Closing") will take place on the date of this Agreement at the offices of Brown Rudnick Berlack & Israels LLP, 7 Times Square, New York, NY 10036, or at such other place and time as may be mutually agreed upon by the Company and the Purchaser (the "Closing Date"). Upon receipt by the Company on the Closing Date of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company in writing, the Company shall issue and deliver to such Purchaser the Note. The date upon which the Closing is consummated is referred to herein as the "Closing Date".

         SECTION 4. Transfer Taxes. All transfer taxes under applicable law incurred in connection with the sale and transfer of the Note under this Agreement or the shares of Common Stock issued upon conversion of the Note in accordance with the terms thereof (collectively, the "Note Shares") will be borne and paid by the Company and it shall promptly reimburse the Purchaser for any such tax which it may be required to pay under applicable law.

         SECTION 5. Representations, Warranties and Covenants of the Company. In order to induce the Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to the Purchaser as of the Closing Date, except as specifically set forth on the Company Disclosure Schedule attached hereto or in the text of the Company's Amendment No. 1 to Form SB-2 filed on December 5, 2005, with the Commission which for avoidance of doubt shall not include any document attached as an exhibit thereto, or the contents of any document referenced therein except to the extent of the contents of any such document which are expressly set forth in the text (and not in the exhibits) of the Form SB-2 (the "Form SB-2"), as if such representations and warranties had been made on and as of such date, as follows:

         (a) Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate authority to conduct its business as described in the Form SB-2 and to enter into and perform this Agreement and to carry out the transactions contemplated under this Agreement. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, result of operations, prospects, properties or condition (financial or otherwise) ("Material Adverse Effect") and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has no Subsidiaries.

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         (b) Authorization and Noncontravention; Binding Effect. This Agreement,
the Note, the Security Agreement by and between the Company and the Purchaser dated as of the date hereof (the "Security Agreement") and the related Patent Security Agreement and Trademark Security Agreement (collectively, with the Security Agreement, the "Security Agreements") and the Subordination Agreement by and between the Company, the Purchaser and WMS dated as of the date hereof (the "Subordination Agreement" and together with this Agreement, the Note and the Security Agreements, the "Transaction Documents") and all agreements, documents and instruments executed and delivered by the Company pursuant to the Transaction Documents have been, or will be on or before the Closing, duly executed and delivered by the Company, are valid and binding obligations of the Company. Assuming the due authorization, execution and delivery of the Transaction Documents by the other parties thereto and, with respect to the Security Agreements and the Subordination Agreement: (i) assuming the filing of the required financing statements and agreements with the appropriate Governmental Authority and (ii) to the extent that the Collateral (as defined in the Security Agreement) may be perfected by such filings, the Transactions Documents are enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of the Transaction Documents, the issuance and delivery of the Note, and, upon conversion of the Note, the issuance and delivery of the Note Shares, have been duly authorized by all necessary corporate action of the Company. The Company has obtained any and all consents or waivers of third parties that are necessary in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, including, without limitation, the issuance of the Note and the issuance of the Note Shares. True and complete copies of each document pursuant to which the Company is required to obtain a waiver or consent in order to enter into and perform its obligations under the Transaction Documents has been delivered by the Company to the Purchaser. The Board of Directors of the Company has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the issuance and sale of the Note, and the consummation of the transactions contemplated by the Transaction Documents (including without limitation the issuance of the Note Shares), are in the best interests of the Company.

         (c) Valid Issuance of Note Shares. The Note Shares, when issued pursuant to the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, and the issuance of the Note and the Note Shares will not be subject to any preemptive or similar rights that have not been waived. The Company has reserved from its duly authorized capital stock 2,000,000 shares of Common Stock for issuance upon the conversion of the Note.

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         (d) Capitalization. As of the date of this Agreement, the authorized and outstanding capitalization of the Company consists of a total of 40,000,000 authorized shares of Common Stock, of which 12,577,018 shares were issued and outstanding as of the Closing. All of such outstanding shares are validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. In addition to the foregoing, as of the Closing Date, warrants to purchase a total of 276,000 shares of Common Stock were outstanding and 276,000 shares of Common Stock were reserved for issuance, options to purchase a total of 1,372,716 shares of Common Stock were outstanding and such shares of Common Stock are reserved for issuance, and the Company is authorized to grant up to 1,474,284 additional shares of Common Stock pursuant to the Company Stock Option Plans. Except as set forth on Schedule 5(d) of the Disclosure Schedule, there are no other outstanding options, warrants or similar agreements or rights for the purchase from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Without limiting the foregoing, except as set forth on Schedule 5(d) of the Company Disclosure Schedule, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Note or the Note Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or other persons is required for the issuance and sale of the Note and when issued upon conversion of the Note, the Note Shares. Except as set forth on Schedule 5(d) of the Company Disclosure Schedule, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the Company's Knowledge, between or among any of the Company's stockholders. Schedule 5(d) contains a list of the names of the record holders of all of the outstanding capital stock of the Company and options, warrants or other securities exercisable or convertible into shares of the Company's capital stock and the number of shares and/or options, warrants or other securities held by each such holder. Except as set forth on Schedule 5(d), the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         (e) Defaults. Neither the issuance and sale of the Note pursuant to the terms and conditions hereunder nor the execution and delivery of the Transaction Documents and the performance of the Company's obligations thereunder will (i) violate or conflict with, result in a breach of or constitute a default (or constitute an event that, with notice or lapse of time, would constitute a violation or breach of or a default) under (A) the certificate of incorporation or bylaws of the Company; (B) any decree, judgment, order or determination of any court, governmental agency or body, or any arbitrator having jurisdiction over the Company or any of the Company's assets; (C) any law, rule or regulation applicable to the Company, the violation of which could reasonably be expected to result in liability to the Company in an amount in excess of $10,000; or (D) subject to the execution and delivery of the Subordination Agreement, the terms of any agreement by which the Company is bound or to which any property of the Company is subject, the violation or breach of which could reasonably be expected to result in liability to the Company in an amount in excess of $10,000; or (ii) except as provided for in the Transaction Documents, result in the creation or imposition of any lien,

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encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness in excess of $10,000, pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject. Neither the sale of the Note hereunder nor the performance of the Company's other obligations under this Agreement and the Transaction Documents will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization, right or approval applicable to the Company, its businesses or operations or any of its assets or properties. No consent, approval, authorization or other order of, or, to the Company's Knowledge, registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Transaction Documents and the valid issuance and sale of the Note hereunder, other than such as have been made or obtained, and except for any UCC filings, post-closing securities filings or notifications required to be made under federal or state securities laws. Based in part on the representations of the Purchaser set forth in Section 6 below, the offer and sale of the Note to the Purchaser will be in compliance with all applicable federal and state securities laws and the Company has made or will make all requisite filings and has taken or will take all action necessary to comply, with such federal and state securities laws.

         (f) General Solicitation. Neither the Company nor to the Company's Knowledge any person acting on behalf of the Company has offered or attempted to sell the Note by any form of general solicitation or general advertising. The Company has offered the Note only to the Purchaser.

         (g) SEC Filings. Except as disclosed on Schedule 5(g) of the Company Disclosure Schedule, the Company's filing on Form 10SB, as amended prior to the date hereof, the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 2005, the Company's Registration Statement on Form SB-2, as amended prior to the date hereof, and all of the Company's Current Reports on Form 8-K and all other documents, as amended prior to the date hereof, if any, filed by the Company with the Commission since January 1, 2005 (collectively, the "Disclosure Documents"), as of the respective dates thereof, do not contain any untrue statements of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Disclosure Documents have been prepared in compliance with the requirements of the Securities Act or the Exchange Act and the rules thereunder. The Company has timely made all filings required of it under the Exchange Act since February 1, 2005.

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         (h) Financial Statements. The financial statements of the Company included in each of the Disclosure Documents, including the schedules and notes thereto, comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, fairly present, in accordance with GAAP, the financial condition and results of operations and cash flows of the Company at the respective dates and for the respective periods indicated, and have been prepared in accordance with GAAP consistently applied throughout such period. The Company maintains a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act. The other financial information contained in the Disclosure Documents has been prepared on a basis consistent with the financial statements of the Company. Except as set forth in the Disclosure Documents, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in the financial statements included in the Disclosure Documents.

         (i) No Material Adverse Change. Since September 30, 2005, there has not been (i) any material adverse change in the properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, (ii) any material adverse event affecting the Company, (iii) any obligation or liability, direct or contingent, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which could reasonably be expected to have a Material Adverse Effect, or (vi) any change in the Company's method of accounting.

         (j) Intellectual Property. Schedule 5(j) of the Company Disclosure Schedule contains a complete and accurate list of all patents and patent applications owned by the Company or otherwise used in its business. All of such patents and patent applications, together with any patent rights, and inventions and discoveries and invention disclosures (whether or not patented) are collectively referred to herein as "Patents" and any of the foregoing owned by the Company or otherwise used in its business are referred to herein as the "Company Patents". Schedule 5(j) of the Company Disclosure Schedule also contains a complete and accurate list of all Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration owned by the Company or otherwise used in its business. For purposes of this Section 5(j), (i) all of the patents and patent applications set forth on Schedule 5(j), together with any patent rights, and inventions and discoveries and invention disclosures (whether or not patented) which are used in the Company's business are collectively referred to herein as "Patents" and any of the foregoing owned by the Company are referred to herein as the "Company Patents", (ii) all of the Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration set forth on Schedule 5(j) together with any trade names, trade dress, logos, packaging design and slogans used in the Company's business are collectively referred to herein as the "Marks" and any of the foregoing owned by the Company are referred to herein as the "Company Marks" and
(iii) all copyrights in both published and unpublished works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above used in the Company's business are collectively referred to herein as the "Copyrights" and any of the foregoing owned by the Company and material to its business are referred to herein as the "Company Copyrights". Except as set forth on Schedule 5(j):

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            (i) the Company exclusively owns or possesses adequate and enforceable rights to use, without any payment obligation to a third party, all Patents, Marks, Copyrights, trade names, information, Trade Secrets (as defined below), proprietary rights and processes necessary for the operation of the its business (collectively, "Company Intellectual Property"), free and clear of all mortgages, pledges, charges, liens, equities, security interests, claims or other encumbrances or similar dispositions;

            (ii) all Company Patents, Company Marks and Company Copyrights which are issued by or registered with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or in any similar office or agency anywhere in the world are currently in compliance with formal legal requirements (including without limitation, as applicable, payment of filing, examination and maintenance fees, proofs of working or use, timely post-registration filing of affidavits of use and incontestability and renewal applications) and are valid and to the Company's Knowledge enforceable;

            (iii) there are no pending, or, to the Company's Knowledge, threatened claims against the Company or to the Company's Knowledge against any of its employees, alleging that any of the Company Intellectual Property infringes or conflicts with the rights of others ("Third Party Rights");

            (iv) to the Company's Knowledge, no Company Intellectual Property infringes or conflicts with any Third Party Right;

            (v) the Company has not received any communications alleging that the Company has violated or, by conducting its business in the manner currently contemplated, would violate any Third Party Rights or that any of the Company Intellectual Property is invalid or unenforceable;

            (vi) no current or former employee or consultant of the Company owns any rights in or to any of the Company Intellectual Property;

            (vii) the Company is not aware of any violation or infringement by a third party of any of the Company Intellectual Property;

            (viii) the Company has taken security measures to protect the secrecy, confidentiality and value of all know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, and techniques (collectively,"Trade Secrets") used in its business, including, without limitation, requiring all Company employees and consultants and all other persons with access to Trade Secrets of the Company to execute a binding confidentiality agreement, copies or forms of which have been made available to the Purchaser or its counsel and, to the Company's Knowledge, there has not been any breach by any party to such confidentiality agreements;

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            (ix) the Company (A) has not granted any other person any option, license or other right with respect to the Company Intellectual Property, which option, license or other right is currently outstanding, and (B) is not bound by or a party to any options, licenses or agreements of any kind (other than standard end-user agreements) with respect to the Patents, Marks, Copyrights, trade names, information, Trade Secrets, proprietary rights and processes of any other person or entity.

        (k) Contracts. Except as set forth in Schedule 5(k) of the Company Disclosure Schedule, the Company is not in violation or default (i) of any provision of its certificate of incorporation or bylaws, as amended, or (ii) of any instrument, judgment, order, writ, decree or contract or in the performance of any bond, debenture, note or other evidence of indebtedness to which it is a party or by which it is bound, nor is the Company, to the Company's Knowledge, in violation of any provision of any federal or state statute, rule or regulation or any law, ordinance or order of any court or governmental agency or authority applicable to the Company which in the case of any of the foregoing could reasonably be expected to result in liability to the Company in an amount in excess of $10,000.

         (l) Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and to the Company's Knowledge there is no tax deficiency which has been asserted or threatened against the Company.

         (m) Legal Proceedings. Except as disclosed on Schedule 5(m) to the Company Disclosure Schedule, there is no action, suit, notice of violation, proceeding, or investigation pending or, to the Company's Knowledge, threatened, nor to the Company's Knowledge is there any inquiry pending or threatened, against or affecting the Company or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Note or the Note Shares or (ii) would, if there were an unfavorable decision, have or could reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor, to the Company's Knowledge, any current or former director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company has not received notice of in the past, nor to the Company's Knowledge, is there any currently pending or contemplated, investigation by the Commission involving the Company or any current or former director or officer of the Company. Except as disclosed on Schedule 5(m) to the Company Disclosure Schedule, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

         (n) Governmental Permits, Etc. The Company has all franchises, licenses, certificates and other authorizations (collectively, "Permits") from any federal, state or local government or governmental agency, department, or body (a "Governmental Authority") that are currently necessary for the operation of the business of the Company as described in the Form SB-2. The Company has not received any notice of proceedings relating to the revocation or modification of any Permit. To the Company's Knowledge, no Permit is subject to termination as a result of the execution of this Agreement or consummation of the transactions contemplated hereby. Except as disclosed on Schedule 5(n) to the Company Disclosure Schedule, and except for such instances of non-compliance which could not reasonably be expected to result in aggregate liability to the Company in an amount in excess of $10,000, the Company is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any U.S. federal, state, municipal, non-U.S. or other governmental authority, which apply to the conduct of its business. Since January 1, 2000, the Company has not entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any aspect of the business, affairs, properties or assets of the Company or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim from any regulatory agency with respect to any aspect of the business, affairs, properties or assets of the Company.

         (o) Disclosure. The representations and warranties made or contained in the Transaction Documents when taken together and read with the Company Disclosure Schedule, do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated herein or therein or necessary in order to make such representations, warranties or other material not misleading in the light of the circumstances in which they were made or delivered. To the Company's Knowledge, except as set forth in the Company Disclosure Schedule or in the Disclosure Documents, there is no material fact directly relating to the assets, liabilities, business, operations, or condition (financial or other) of the Company that would reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Disclosure Documents, to the Company's Knowledge, no officer or director of the Company has been: (i) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property or that of any partnership of which he or she was a general partner or any corporation or business association of which he or she was an executive officer; or (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or been otherwise convicted of any act of moral turpitude.

         (p) Environmental Matters. The Company is, and since January 1, 2000 has been, in compliance in all material respects with all applicable environmental, health and safety laws, rules, ordinances, by-laws and regulations, and with all permits, registrations and approvals required under such laws, rules, ordinances, by-laws and regulations unless any such non-compliance could not reasonably be expected to result in liability to the Company in an amount in excess of $10,000 (collectively, "Environmental Laws"). The Company is not aware of any fact or circumstance which could reasonably be expected to involve the Company in any litigation, or impose upon the Company any liability, arising under any Environmental Laws.

         (q) Solvency. Except as disclosed on Schedule 5(q) of the Disclosure Schedule, the Company has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

         (r) Foreign Corrupt Practices. Neither the Company, nor to the Company's Knowledge, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         (s) Accountants. To the Company's Knowledge, Wolf & Company, P.C., who the Company expects will express their opinion with respect to the financial statements to be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

         (t) Insurance. The Company has in full force and effect each of the insurance policies set forth on Schedule 5(t) to the Company Disclosure Schedule. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for such increases in cost or decreases in coverage as are likely to be experienced by similarly situated companies.

         (u) Transactions With Affiliates And Employees. Except as set forth in the Disclosure Documents, none of the officers or directors of the Company and, to the Company's Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any of the Company Stock Option Plans.

         (v) Internal Accounting Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers evaluated the effectiveness of the Company's controls and procedures as of a date prior to the filing date of the Form 10-QSB for the quarter ended September 30, 2005 (such date, the "Evaluation Date"). The Company presented in its Form 10-QSB for the quarter ended September 30, 2005 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls or, to the Company's Knowledge, in other factors that could significantly affect the Company's internal controls.

         (w) Certain Fees. Except as disclosed in Schedule 5(w) of the Company Disclosure Schedule, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 5(w) based on any agreement or arrangement with the Company that may be due in connection with the transactions contemplated by this Agreement.

         (x) No Integrated Offering. Neither the Company, nor to the Company's Knowledge any of its Affiliates or any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by the Company for purposes of the Securities Act. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Note in a manner that would require the registration under the Securities Act of the sale of the Note to the Purchaser.

         (y) Compliance with Other Instruments. Except as disclosed on Schedule 5(y) of the Company Disclosure Schedule, the Company is in compliance with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement of the Company, the lack of compliance with which would afford to any Person the right to accelerate any indebtedness.

         (z) Employees. All current and former employees of the Company have executed and delivered non-disclosure and assignment of inventions agreements in a form provided to the Purchaser and all of such agreements are in full force and effect. All current and former consultants of the Company that have performed development work or provided technical services to the Company or have otherwise had access to confidential or proprietary information of the Company have executed and delivered non-disclosure and assignment of inventions agreements and all of such agreements are in full force and effect. The Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. To the Company's Knowledge, the Company has complied in all material respects with all applicable laws relating to wages (including, without limitation, laws relating to the payment of overtime), hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. The Company has no liability for unpaid or deferred wages or other compensation due to any current or former employee, consultant or independent contractor (other than accrued but unpaid wages which were accrued during the Company's current pay period and which will be paid in the ordinary course of the Company's business on the next salary payment date occurring after the execution of this Agreement, the non-payment of which could not reasonably be expected to result in any liability to the Company in an amount in excess of $50,000). To the Company's Knowledge, none of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the Company's Knowledge, threatened. To the Company's Knowledge, no employee of the Company is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with
(i) the performance of the employee's duties as an employee, director or officer of the Company, or (ii) the Company's business as described in the Form SB-2.

         SECTION 6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, as of the Closing Date, as if such representations and warranties had been made on and as of such dates, as follows:

         (a) Authorization. The Purchaser has the full corporate power and authority to enter into this Agreement and to purchase the Note from the Company pursuant to the terms and conditions of this Agreement. The Transaction Documents and all agreements, documents and instruments executed and delivered by the Purchaser pursuant to the Transaction Documents have been, or will be on or before the Closing, duly executed and delivered by the Purchaser, are legal, valid and binding obligations of the Purchaser, and assuming the due authorization, execution and delivery by the other parties thereto, enforceable against the Purchaser in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The Purchaser has taken all corporate action required to authorize the execution and delivery of this Agreement and the other documents comprising the Transaction Documents and the performance of its obligations hereunder and thereunder.

         (b) Reliance Upon Purchaser's Representations. The Purchaser understands that the issuance of the Note hereunder has not been registered under the Securities Act, based on the exemption from registration provided by
Section 4(2) of the Securities Act and Regulation D thereunder, and that the Company's reliance on such exemption with respect to the issuance of the Note depends in part on the Purchaser's representations and warranties hereunder.

         (c) Purchase Entirely for Own Account. The Purchaser is acquiring the Note and will acquire the Note Shares for its own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act, except pursuant to sales that are registered under the Securities Act or are exempt from the registration requirements of the Securities Act; provided, however, that, in making such representation, the Purchaser does not agree to hold the Note or the Note Shares for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Note and the Note Shares at any time in accordance with and subject to the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition. However, the Purchaser can bear the economic risk of the transaction contemplated hereby and acknowledges that the Note and Note Shares have not been registered under the Act, that there is no public market for the securities, and that the Company has no obligation whatsoever to initiate any registration of such securities under the Act. The Purchaser has had an opportunity to ask questions and receive answers from the management of the Company regarding the terms of the Transaction Documents and the business, affairs, prospects, management, properties, assets, results of operations and condition (financial and other) of the Company.

         (d) Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, who by reason of the Purchaser's business and financial experience has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the transactions contemplated hereunder and under the Note.

         (e) SEC Filings. The Purchaser acknowledges that the Company may be required to file this Agreement and the other Transaction Documents with the Commission under the Securities Act and the rules thereunder and/or the Exchange Act and the rules thereunder, and to describe the transactions contemplated by this Agreement and the other Transaction Documents in such filing, and subsequent filings, and the Purchaser hereby consents to such filing; provided, that the Company shall provide the Purchaser with a reasonable opportunity to review and comment on any such filing.

         (f) Legends. The Purchaser understands that the Note and any certificates evidencing the Note Shares will bear substantially the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."

Certificates evidencing the Note Shares shall not contain any legend (i) following any sale of such Note Shares, as applicable, pursuant to Rule 144 or pursuant to an effective registration statement, as certified by a selling Purchaser to the Company, (ii) if the Note Shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that at such time as such legend is no longer required under this Section 6(f), the Company shall cause its counsel to promptly issue a legal opinion addressed to the Company's transfer agent if required by the Company's transfer agent to effect the removal of the legend hereunder as and when the Purchaser so requests. The Company agrees that at such time as such legend is no longer required under this Section 6(f), it will, promptly following the delivery by the Purchaser to the Company or the Company's transfer agent of a certificate representing Note Shares issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing such Note Shares that is free from all restrictive and other legends. The Purchaser agrees to provide any document reasonably required by the Company's counsel in order to make such determination.

         SECTION 7. Conditions to Closing.

         (a) Conditions to the Obligations of the Company. The obligations hereunder of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

            (i) the accuracy of the representations and warranties of the Purchaser hereunder as of the Closing Date, as the case may be, as if such representations and warranties had been made on and as of the Closing Date;

            (ii) the performance by the Purchaser of its obligations hereunder that are required to be performed at or prior to the Closing;

            (iii) the execution and delivery of the Transaction Documents by the Purchaser, which Transaction Documents shall, upon execution thereof by the Company, be in full force and effect; and the execution and delivery by the Purchaser of any other documents or instrument reasonably required to be so executed or delivered in order to consummate the transactions contemplated hereunder; and

            (iv) no action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened by a third party which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, the Transaction Documents or consummation of the transactions contemplated by the Transaction Documents.

            (v) the Company has obtained any and all consents or waivers of third parties that are necessary in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby.

        (b) Conditions to the Obligations of the Purchaser. The obligations hereunder of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

            (i) the accuracy of the representations and warranties of the Company hereunder as of the Closing Date, as modified by the Company Disclosure Schedule, as if such representations and warranties had been made on and as of such dates;

            (ii) the performance by the Company of its obligations hereunder that are required to be performed at or prior to the Closing;

            (iii) the Company shall have provided the Purchaser with a payoff letter from WMS relating to the outstanding indebtedness of the Company owed to WMS along with a full release from WMS to the Company covering any claims WMS may have then or may have ever had against the Company relating to the indebtedness, all subject to the actual payment of any outstanding indebtedness owed to WMS, it being understood that the proceeds paid by the Purchaser to the Company for the Note shall be used to repay such indebtedness in full;

            (iv) the execution and delivery of the Security Agreements and the required UCC financing statements by the Company, which Security Agreements shall thereupon be in full force and effect;

            (v) the execution and delivery of the Subordination Agreement and the required UCC financing statements by the Company and/or WMS which Subordination Agreement shall thereupon be in full force and effect;

            (vi) the receipt by the Purchaser of an opinion of counsel to the Company dated as of the Closing Date in substantially the form of Exhibit A attached hereto;

            (vii) no action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened by a third party which seeks to enjoin, restrain or prohibit, or might result in damages in respect of any Transaction Document or consummation of the transactions contemplated by any Transaction Document;

            (viii) the Purchaser shall have received a certificate executed by an authorized officer of the Company confirming that the conditions set forth in Sections 7(b)(i), (ii) and (vii) have been duly satisfied.

         SECTION 8. Covenants of the Company. The Company hereby covenants and agrees with the Purchaser as follows:

         (a) Conduct of the Company. Unless otherwise consented to in writing by the Purchaser, between the date hereof and the earlier to occur of the (i) the date upon which the Purchaser consummates an equity investment in the Common Stock of the Company in an amount of at least $5,000,000 (the "Conversion Date"), (ii) the date upon which the Company has repaid to the Purchaser the entire principal amount and all accrued but unpaid interest due under the Note, and (iii) January 20, 2010 (the earlier to occur of such dates being referred to herein as the "Maturity Date"), the Company will:

            (i) not issue, deliver, sell or authorize, or propose the issuance, delivery, sale or purchase of, any additional shares of capital stock, stock equivalents or any other security of the Company, other than (i) the issuance of Common Stock pursuant to the exercise of any warrants or options outstanding as of the Closing Date and (ii) the issuance of options to purchase shares of Common Stock issued under the Company Stock Option Plans in an amount not to exceed 500,000 in the aggregate, provided, however, that notwithstanding the foregoing, the restriction set forth in this subsection (i) of
            Section 8(a) shall cease to be of any force or effect if the Conversion Date does not occur by April 20, 2006;

            (ii) preserve and maintain in full force and effect its existence and good standing under the laws of its then chosen jurisdiction of formation or organization;

            (iii) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business unless the failure to do so could not reasonably be expected to result in a Collateral Material Adverse Effect;

            (iv) conduct its business in the ordinary course in accordance with sound business practices and keep its properties in good working order and condition (normal wear and tear excepted);

            (v) take all reasonable actions to protect and maintain all Company Intellectual Property necessary or useful in the conduct of the Company's business, including, without limitation, prosecuting all pending applications for Patents or registration of Trademarks and Copyrights and maintaining, to the extent permitted by law, each Patent or registration owned by the Company and refrain from transferring any ownership or interest in, or material rights relating to, any of the Company Intellectual Property by way of any license, sale, grant of exclusive distribution rights or otherwise, to any Person except in the normal course of the Company' s business consistent with past practice;

            (vi) maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted;

            (vii) comply in all material respects with all applicable laws, rules and regulations and with the directions of any Governmental Authority having jurisdiction over the Company or its business or property unless the failure to so comply could not reasonably be expected to result in a Collateral Material Adverse Effect, and shall not take any action designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock;

            (viii) file or cause to be filed in a timely manner all periodic filings with the Commission required to be filed under the Exchange Act or the Securities Act, and all other reports, applications, estimates and licenses that shall be required by a Governmental Authority unless the failure to so file could not reasonably be expected to result in a Collateral Material Adverse Effect;

            (ix) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company unless the failure to make any such payment could not reasonably be expected to result in a Collateral Material Adverse Effect, except any of the foregoing which are being contested in good faith and by proper proceedings if the Company shall have set aside on its books adequate reserves with respect thereto; and pay when due or in conformity with customary trade terms all lease obligations, all trade debt and all other indebtedness incident to the operations of the Company unless the failure to make any such payment could not reasonably be expected to result in a material adverse impact on the Company Intellectual Property or on the Purchaser's ability to enforce its rights therein; and except such as are being contested in good faith and by proper proceedings if the Company shall have set aside on its books adequate reserves with respect thereto;

            (x) maintain the insurance policies specified in Schedule 5(t) of the Company Disclosure Schedule or to otherwise obtain comparable insurance policies with responsible and reputable insurance companies or associations in such amounts and covering such risks at least as great as those covered by the insurance policies set forth on Schedule 5(t) of the Company Disclosure Schedule;

            (xi) comply in all material respects with all of the provisions of each of the Transaction Documents;

            (xii) unless otherwise publicly available via the EDGAR system of the Commission, deliver to the Purchaser, promptly, upon the mailing thereof to holders of capital stock, a copy of all financial statements, reports or proxy statements so mailed;

            (xiii) unless otherwise publicly available via the EDGAR system of the Commission, deliver to the Purchaser, promptly, upon the filing thereof, a copy of any filing made by the Company with the Commission;

            (xiv) deliver to the Purchaser, within 10 Business Days promptly after the Company learns thereof, notice of any Material Adverse Effect, and within 10 Business Days after the commencement thereof, notice of all actions, suits, proceedings and investigations pending or threatened against the Company, or against any officer, director or key employee of the Company, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, adversely affecting the Company or any of its assets, rights or agreements which, if decided adversely to the Company, could reasonably be expected to have a Material Adverse Effect on the conduct of its business, or result in a money judgment in excess of one hundred thousand dollars ($100,000);

            (xv) deliver to the Purchaser, with reasonable promptness, such other financial or other information and data as the Purchaser may, from time to time, reasonably request and as may be provided by the Company without the incurrence of any material cost or expense; provided, however, that the request for information or material which already exists in the Company's records shall always be deemed "reasonable" hereunder;

            (xvi) except pursuant to contracts entered into prior to the date of this Agreement, enter into any transaction including, without limitation, any loans, compensation arrangements or extensions of credit or royalty agreements with any Affiliate of the Company, except as may be undertaken in the ordinary course of the Company's business entered into on an arms' length basis and on commercially reasonable terms or approved by members of the Board of Directors of the Company who have no direct or indirect material interest in the transaction, other than as a stockholder of the Company;

            (xvii) declare or pay any dividends in cash or property (other than shares of the Company's capital stock) on any outstanding shares of the Company's capital stock now or hereafter outstanding, or set apart any sum for any such purpose, or purchase or redeem securities of the Company, other than (A) pursuant to the terms of the Company's Certificate of Incorporation as in existence as of the Closing Date, or (B) repurchases of shares of Common Stock held by employees or consultants of the Company upon termination of their employment or relationship with the Company pursuant to the terms of employment agreements or consulting agreements providing for such repurchase at a price equal to the lower of the price paid for such shares of Common Stock by the employee or consultant or the fair market value of such shares;

            (xviii) enter into or materially modify any debt financing obligation of the Company senior to the indebtedness evidenced by the Note;

            (xix) make any loans or advances to any Person or guaranty any obligations of any Person other than advances of salary and/or expense reimbursements in each case made to employees in the ordinary course of business in an aggregate amount of not more than $50,000 in any fiscal year of the Company;

            (xx) not make any material changes in the nature of its business as carried on at the date hereof if any such change could reasonably be expected to have a Collateral Material Adverse Effect;

            (xxi) consummate any Sale of the Company unless as part of the transaction effecting such Sale of the Company, the entire principal amount and all accrued interest due under the Note is repaid to the Purchaser at the closing of such transaction; and

            (xxii) not, directly or indirectly, nor will any of its officers, directors, agents or representatives, directly or indirectly, from the Closing Date until the earlier to occur of the Conversion Date and March 31, 2006, offer to sell, merge or otherwise combine or encourage, solicit or initiate or participate in any discussions or negotiations, or provide any information to any person other than Purchaser for the purpose of investigating or consummating a Transaction (as defined below), or respond substantively to any unsolicited offer or proposal, in connection with any possible transaction involving an equity investment, the merger or sale of all or any substantial portion of the business, assets or stock of the Company (a "Transaction") without the prior written consent of the Purchaser. The Company shall immediately notify the Purchaser if any such person or entity receives any such offer or indication.

      Notwithstanding the restrictions set forth in this Section 8(a), the Company may create or suffer to exist Permitted Liens.

         (b) Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of the issuance and delivery of the Note Shares, the maximum number of shares of Common Stock that may be issuable or deliverable upon conversion of the Note.

         (c) Maintenance of Books and Records. The Company will keep books of record and account in which full, true and correct entries are made of all of its dealings, business and affairs in accordance with generally accepted accounting principles. The Company will permit the Purchaser and its authorized representatives to visit and inspect the properties of the Company, to examine its operating records, books of account and tax returns and to discuss the Company's business, assets, financial condition, results of operations or prospects with the officers of the Company, all following reasonable prior notice of Purchaser, at such reasonable times and as often as may be reasonably requested by the Purchaser.

         (d) Use of Proceeds. The Company shall use the net proceeds from the sale of the Note for the repayment of all outstanding indebtedness owed to WMS as of the Closing Date and for the Company's general working capital purposes and otherwise not in violation of any of the covenants set forth in this Section 8 or in any of the Transaction Documents.

         (e) Request for Incidental Registration. At any time after the date hereof that the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any stockholder of the Company other than the Purchaser (other than registration under the current Registration Statement on Form SB-2 on file with the Commission, a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act), then the Company shall give written notice of such proposed filing to the Purchaser at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer the Purchaser the opportunity to register the number of Registrable Securities as the Purchaser may request (an "Incidental Registration"). The Company shall use its reasonable best efforts (within twenty (20) days of the notice by the Purchaser provided for below in this sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit the Purchaser to any Registrable Securities then held by the Purchaser in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In connection with any Incidental Registration under this

Section 8(e) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Purchaser agrees to accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Purchaser has requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company, second, the Registrable Securities to be offered for the account of the Purchaser pursuant to this Section 8(e) and any other securities of any stockholder of the Company that has registration rights in existence as of the date hereof, on a pari passu basis, and third, other securities requested to be included in such offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 8(e) prior to the effectiveness of such registration whether or not the Purchaser has elected to include Registrable Securities in such registration. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 8(e), whether or not such Incidental Registration becomes effective. The Purchaser shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of the Purchaser's Registrable Securities and shall bear the fees and expenses of their own counsel.

         SECTION 9. Survival of Representations, Warranties and Covenants; Indemnification.

         (a) Survival of Representations, Warranties and Covenants. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the repayment in full of all amounts due and payable under the Note or the conversion of the Note (the "Maturity Date"), except for (a) Sections 5(a), 5(b), 5(d), 5(w), 5(x) and 5(z), which representations and warranties shall survive until the earlier to occur of the Maturity Date or the third anniversary of the Closing Date, and (b) Section 5(l), which shall survive until the Maturity Date provided that, if the following shall occur earlier, Section 5(l) shall survive only until the later to occur of (i) the lapse of the statute of limitations with respect to the assessment of any tax to which such representation and warranty relates (including any extensions or waivers thereof) and (ii) sixty (60) days after the final administrative or judicial determination of the taxes to which such representation and warranty relates, and no claim with respect to Section 5(l) may be asserted thereafter with the exception of claims arising out of any fact, circumstance, action or proceeding to which the party asserting such claim shall have given notice to the other parties to this Agreement prior to the termination of such period of reasonable belief that a tax liability will subsequently arise therefrom. In any event, no representation shall survive the Maturity Date. Except as otherwise provided in this Agreement, all such representations, warranties, covenants and agreements shall inure to the benefit of the parties (subject to Section 9(b) below) and their respective successors and assigns.

        (b) Indemnification.

            (i) The Company agrees to defend, indemnify and hold harmless the Purchaser, its agents, employees, equity holders, officers and directors and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Purchaser Indemnified Parties" and each a "Purchaser Indemnified Party"), harmless from and against any and all liabilities, obligations, losses, damages, amounts paid in settlement, penalties, actions, judgments, fines, suits, claims, costs, attorneys' fees, expenses and disbursements, as the same are incurred, of any kind or nature (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) ("Losses") which may be sustained or suffered by any such Purchaser Indemnified Party in any manner based upon, relating to or arising out of (a) any untrue representation, misstatement, material omission, breach of warranty or failure to perform any covenants or agreement by the Company contained herein or in any Transaction Document or (b) any action instituted against any Purchaser Indemnified Party by any stockholder of the Company who is not an Affiliate of such Purchaser Indemnified Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Indemnified Party's representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Indemnified Party may have with any such stockholder or any conduct by such Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). The Company will also advance expenses as incurred to the fullest extent permitted under applicable law; provided, however, that the Purchaser Indemnified Party provides an undertaking to repay such advances to Company if it is ultimately determined that such Purchaser Indemnified Party is not entitled to indemnification hereunder. The Purchaser Indemnified Party and the Company will cooperate in the defense of any such matter.

            (ii) A Purchaser Indemnified Party shall give written notice of a claim for indemnification under this Section 9 to the Company promptly after receipt of any written claim by any third party and in any event not later than twenty (20) Business Days after receipt of any such written claim (or not later than ten (10) Business Days after the receipt of any such written claim in the event such written claim is in the form of a formal complaint filed with a court of competent jurisdiction and served on such Purchaser Indemnified Party), specifying in reasonable detail the amount, nature and source of the claim, and including therewith copies of any notices or other documents received from third parties with respect to such claim; provided, however, that failure to give such notice shall not limit the right of a Purchaser Indemnified Party to recover indemnity or reimbursement except to the extent that the Company suffers any material prejudice or material harm with respect to such claim as a result of such failure. The Purchaser Indemnified Party shall also provide the Company with such further information concerning any such claims as the Company may reasonably request by written notice.

            (iii) Within five (5) Business Days after receiving notice of a claim for indemnification or reimbursement, the Company shall, by written notice to the Purchaser Indemnified Party, either (A) concede or deny liability for the claim in whole or in part, or (B) in the case of a claim asserted by a third party, advise that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved. If the Company concedes liability in whole or in part, it shall, within twenty (20) Business Days of such concession, pay the amount of the claim to the Purchaser Indemnified Party to the extent of the liability conceded. Any such payment shall be made in immediately available funds equal to the amount of such claim so payable. If the Company denies liability in whole or in part or advises that the matters set forth in the notice are, or will be, subject to contest or legal proceedings not yet finally resolved, then the Company shall make no payment (except for the amount of any conceded liability payable as set forth above) until the matter is resolved by a final judgment (not subject to any appeal) of a court or other tribunal of competent jurisdiction.

            (iv) In the case of any third party claim, if within five (5) Business Days after receiving the notice described in the preceding
            Section 9(a), the Company (A) gives written notice to the Purchaser Indemnified Party stating that the Company disputes and intends to defend against such claim, liability or expense at the Company's own cost and expense and (B) provides assurance reasonably acceptable to such Purchaser Indemnified Party that such indemnification will be paid fully and promptly if required and such Purchaser Indemnified Party will not incur cost or expense during the proceeding, then counsel for the defense shall be selected by the Company (subject to the consent of such Purchaser Indemnified Party which consent shall not be unreasonably withheld) and the Company shall not be required to make any payment to the Purchaser Indemnified Party with respect to such claim, liability or expense as long as the Company is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the Company shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. If the Company assumes such defense in accordance with the preceding sentence, it shall have the right, with the consent of such Purchaser Indemnified Party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided the Company's obligation to indemnify such Purchaser Indemnified Party therefor will be fully satisfied only by payment of money by the Company pursuant to a settlement which includes a complete release of such Purchaser Indemnified Party. The Company shall keep such Purchaser Indemnified Party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish such Purchaser Indemnified Party with all documents and information that such Purchaser Indemnified Party shall reasonably request and shall consult with such Purchaser Indemnified Party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, such Purchaser Indemnified Party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the Company and one or more Purchaser Indemnified Parties and representation of such parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for all Purchaser Indemnified Parties shall be paid by the Company, provided that the Company shall be obligated to pay for only one counsel for all Purchaser Indemnified Parties in any jurisdiction. If no such notice of intent to dispute and defend is given by the Company, or if such diligent good faith defense is not being or ceases to be conducted, such Purchaser Indemnified Party may undertake the defense of (with counsel selected by such Purchaser Indemnified Party), and shall have the right to compromise or settle, such claim, liability or expense (exercising reasonable business judgment) with the consent of the Company, which consent shall not be unreasonably withheld. If such claim, liability or expense is one that by its nature cannot be defended solely by the Company, then such Purchaser Indemnified Party shall make available all information and assistance that the Company may reasonably request and shall cooperate with the Company in such defense.

            (v) The Purchaser agrees to defend, indemnify and hold harmless the Company, its officers and directors and each person who controls any of them within the meaning of Section 15 of the Securities Act or
            Section 20 of the Exchange Act (collectively, the "Company Indemnified Parties" and each a "Company Indemnified Party"), harmless from and against any and all Losses which may be sustained or suffered by any such Company Indemnified Party in any manner based upon, relating to or arising out of any untrue representation or breach of warranty made in Section 6 hereof. The Purchaser will also advance expenses as incurred to the fullest extent permitted under applicable law; provided, however, that the Company Indemnified Party provides an undertaking to repay such advances to the Purchaser if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification hereunder. The Company Indemnified Parties will cooperate in the defense of any such matter.

         SECTION 10. Miscellaneous.

         (a) Entire Agreement; Amendments; Waivers. The terms and conditions of this Agreement and the other Transaction Documents in effect between the Company and the Purchaser represent the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter; except that this Agreement and the other Transaction Documents do not supersede the provisions of the letter of intent between the parties hereto, dated as of January __, 2006, which relates to the contemplated $5,000,000 equity investment of the Purchaser in the Company. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

        (b) Successors and Assigns. This Agreement inures to the benefit of and is binding upon the parties hereto and their respective successors, and no other person has any right or obligation hereunder. The Purchaser may not assign this Agreement or any rights or obligations hereunder, other than to an entity which directly or indirectly controls, is controlled by, or is under common control with the Purchaser, without the prior written consent of the Company, provided that any permitted transferee shall agree in writing to be bound by the provisions hereof that apply to the Purchaser. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, except pursuant to a Sale of the Company pursuant to which the surviving entity agrees in writing to assume all of the covenants, liabilities and obligations of the Company hereunder. Any assignment contrary to the terms hereof is null and void and of no force or effect. Notwithstanding the foregoing, nothing in this Agreement is intended to give any person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement, except as expressly provided herein.

        (c) Governing Law/Jurisdiction.

            (i) This Agreement shall be construed and interpreted in accordance with the law of the State of New York.

            (ii) The parties irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York in respect of any action or Proceeding relating in any way to this Note or any Note (a "Proceeding"). If any party hereto fails to maintain a duly appointed agent in New York for the service of process or summons any such process or summons may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to such party at its address for notices hereunder.

            (iii) The parties irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any Proceeding in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum.

            (iv) The Company further irrevocably waives, to the fullest extent permitted by applicable law, any claim that any Proceeding should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Agreement, the Note or any other Transaction Document, whether or not commenced earlier. To the fullest extent permitted by applicable law, the Company shall take all measures necessary for the Proceeding to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Company.

            (v) The parties irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to the Note or the transactions contemplated hereby.


        (d) Remedies. It is specifically understood and agreed that any breach of the provisions of the Transaction Documents by any party hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) without the necessity of showing economic loss or the posting of any bond.

        (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

        (f) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document. This Agreement may be executed and delivered by facsimile transmission.

        (g) Notices. All notices and other communications required or permitted hereunder must be in writing and, except as otherwise noted herein, must be addressed as follows:

              (i) if to the Company, to:

                  Ovation Products Corporation
                  395 East Dunstable Road
                  Nashua, New Hampshire 03062
                  Attention Robert MacDonald
                  Fax:  (603) 891-4957

                  with a copy to:
                  Morrison & Foerster LLP
                  1290 Avenue of the Americas
                  New York, NY 10104
                  Attention:  Anna T. Pinedo, Esq.
                  Fax:  (212) 468-7900

             (ii) if to the Purchaser, to:

                  Andlinger & Company, Inc.
                  303 South Broadway
                  Tarrytown, New York 10591
                  Fax:  (914) 332-4977

                  with a copy to:
                  Brown Rudnick Berlack Israels LLP
                  7 Times Square
                  New York, NY 10036
                  Attention:  Alan Forman
                  Fax:  (212) 704-0196

or to such other address as the party to whom notice is to be given may have furnished to the other in writing in accordance with the provisions of this
Section 10(g). Any such notice or communication will be deemed to have been received: (A) in the case of telecopy or personal delivery, on the date of such delivery; (B) in the case of nationally-recognized overnight courier, on the next Business Day after such notice is timely delivered to such courier; and (C) if by registered or certified mail, on the Business Day actually received by the intended recipient.

         (h) Expenses. Each party will bear its own expenses related to this Agreement and the transactions contemplated hereby, except that the Company will reimburse the Purchaser for reasonable legal fees and expenses incurred by them in connection with the offer and sale of the Note and the negotiation of the Transaction Documents and any amendment thereof requested by the Company.

         (i) Section Headings. The descriptive headings and subheadings herein have been inserted for convenience only and are not to be deemed to limit or otherwise affect the construction of any provisions hereof.

         (j) No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents, or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.


                                               COMPANY:

                                               OVATION PRODUCTS CORPORATION

                                               By: /s/ William E. Lockwood
                                                   -----------------------
                                               Name:   William E. Lockwood
                                               Title:  President


                                               PURCHASER:



                                               ANDLINGER & COMPANY, INC.


                                               By: /s/ Ivar W. Mitchell
                                                   --------------------
                                               Name:   Ivar W. Mitchell
                                               Title:  Vice President